                                                                  Exhibit 10.8.1

[LOGO]Dynamic
      Details
      Incorporated
      "The global time to market solution"
--------------------------------------------------------------------------------


December 4,200l

Mr. Charles Dimick
C/o Dynamic Details, Incorporated
1831 Tarob Court
Milpitas, CA 95035

Dear Chuck:

     You have indicated a desire to resign as Chairman, co-CEO and a director of DDi Corp. ("DDi" or the "Company") and to reduce your responsibilities to the Company in an orderly way. I have consulted with the Company's board of directors and am pleased to offer the following proposal.

1.   Titles; Scope of Duties - You will continue to serve as the Company's
     -----------------------
     full-time Chairman, co-CEO and a director through December 31, 2001. By accepting this offer, you hereby resign as Chairman, Co-CEO and a director of the Company and as an officer or director of all Company subsidiaries effective December 31, 2001. Starting January 1, 2002 and continuing through March 31, 2002 (unless earlier terminated by the Company or, until such earlier date on which you breach your obligations under this Agreement or under your Non-Compete Agreement) (the "Part-time Period"), you will serve as a part-time employee of the Company, and may be called upon to devote up to 50% of your business time to the Company. You will continue to work primarily from your Milpitas location and will report to the Company's Chief Executive Officer. The Company may terminate the Part-time Period at any time prior to March 31, 2002 by providing you with prior written notice. Effective on the earlier of March 31, 2002 or the date on which the Company terminates the Part-time Period (the "Termination Date"), you will cease to hold any positions with the Company and its subsidiaries.

2.   Non-Compete and Technology Transfer Agreement - You and the Company entered
     ---------------------------------------------
     into a Non-Compete and Technology Transfer Agreement dated July 23, 1998 (the "Non-Compete Agreement") in connection with, and to satisfy a condition of, the Stock Contribution and Merger Agreement pursuant to which you and other holders of stock and options issued by Dynamic Circuits, Inc. received substantial consideration from the Company.

     You hereby confirm that the Non-Compete Agreement (a true and correct copy of which is attached hereto as Exhibit "A") remains in full force and effect and is enforceable against you, and that Section 2.4 of the Non-Compete Agreement has not operated to reduce the scope of Section 2.1 of the Non-Compete Agreement.

     Provided that you meet in full all of your obligations under the Non-Compete Agreement until September 30, 2002, and do not willfully breach this Agreement, the Company hereby agrees to reduce the period with respect to which it will enforce Sections 2.1 and 2.5 of the Non-Compete Agreement from one year after the Termination Date to September 30, 2002. If you meet your obligations under the Non-Compete Agreement until September 30, 2002, and do not willfully breach this Agreement, then, the Company shall deliver to you by October 10, 2002, a written notice that you have satisfactorily fulfilled such obligations, and Company agrees that the Non-Compete Agreement is thereby amended to reflect the reduction of such periods to September 30, 2002, and you are thereby released as of September 30, 2002 of the restrictions of such Sections 2.1 and 2.5 of the Non-Compete Agreement. Failure of the Company to deliver such written notice to you by October 10, 2002, shall be deemed delivery of such written to you and the Non-Compete Agreement shall be deemed amended to reflect such reduction of such periods to September 30, 2002, unless the Company delivers to you by October 10, 2002, a written notice stating it reasonably believes that you have not fulfilled all of your obligations under the Non-Compete Agreement or have willfully breached this Agreement.

3.   Base Salary; Performance Bonus - Your annual base salary will continue
     ------------------------------
     through December 31, 2001 at the same rate as is from time to time in effect for Bruce McMaster (earned daily, paid at the current rate of $15,192.31 bi-weekly, which, annualized, equals $395,000), payable pursuant to the Company's standard payroll practices, and your 2001 performance bonus will also be the same as that paid to Mr. McMaster.

4.   Part-time Salary and Severance Payments - During the Part-time Period, the
     ---------------------------------------
     Company will pay you cash compensation for your services at an annual rate of $395,000 (earned daily, paid at the rate of $15,192.31 bi-weekly), in accordance with the regular payroll practices of the Company (the "Fee"). While you will not be eligible for a bonus and will not continue to earn vacation or other paid time off during the Part-time Period, you will participate during that period in other employee benefit plans or programs of the Company in which you currently participate.

     As severance pay, starting on the day after the Termination Date and continuing through the twelve month period thereafter (the "Severance Period") the Company will pay you at an annual rate of $395,000 (earned daily, paid at the rate of $15,192.31 bi-weekly), in accordance with the regular payroll practices of the Company (the "Severance Payments"). In addition, the Company will pay your premiums in connection with the Company's group medical insurance plans in accordance with Federal "COBRA" law for the Severance Period. Other than payment of any accrued vacation, you agree that the Severance Payments and reimbursement for COBRA coverage will be the only compensation of any sort that you will receive during or on account of the Severance Period.

     All payments to you under Paragraphs 3 or 4 of this Agreement are contingent upon your meeting in full all of your obligations under the Non-Compete Agreement and not willfully breaching this Agreement. If you violate any term of the Non-Compete

     Agreement or willfully breach this Agreement, you will have no further entitlement to the Consulting Fee or the Severance Payments, and you agree to promptly reimburse the Company on demand for all monies previously paid to you or on your behalf under this Agreement.

5.   Options - You and we agree that the detailed report of your vested and
     -------
     unvested stock options and warrants attached to this letter as Exhibit "B" accurately reflects the matters described therein. Provided that you meet in full your obligations under the Non-Compete Agreement and do not willfully breach this Agreement, the Company hereby agrees:

     (a) To accelerate the vesting of the following options:

.. 12,500 options to purchase DDi common stock at $14.00 per share that are scheduled to become exercisable on April 14, 2002,

.. 11,500 options to purchase DDi common stock at $12.00 per share that are scheduled to become exercisable on April 25, 2002, and

.. 20,000 options to purchase DDi common stock at $17.26 per share that are scheduled to become exercisable on April 17, 2002 (collectively, the "Accelerated Options"),

     so that each of the Accelerated Options will become exercisable on March 31, 2002, and

     (b) To modify the Accelerated Options and the vested options and/or warrants that have exercise prices above the closing price of Company common stock as of December 4, 2001(the "Out-of-the-Money Vested Options") so that each of the Accelerated Options and each of the Out-of-the-Money Vested Options will remain exercisable until the earliest of (i) March 31, 2003 (it being understood that, in the event that the Part-time Period is extended by mutual agreement beyond March 31, 2002, then the date set forth in this clause (i) shall be changed to be the one year anniversary of the Termination Date), (ii) the date on which you breach your obligations under this Agreement or under your Non-Compete Agreement, (iii) the earliest date on which you take a position in a judicial proceeding, or a court finds, that any of your obligations under this Agreement or your Non-Compete Agreement are unenforceable, or (iv) the expiration date of such option. Any of the Accelerated Options that are not exercised in a timely manner as provided in this paragraph will be forfeited and will terminate.

     Except as otherwise expressly provided in this Section 5, the terms and conditions of the Accelerated Options and all other options and warrants listed on Exhibit B remain unchanged and will be governed by the terms of the applicable stock option grants, agreements and plans and other restrictions or provisions generally applicable to options and warrants granted to Company employees, as these may be amended from time to time by the Company.

6.   Withholding - All payments made by the Company under this Agreement will be
     -----------
     reduced by any tax or other amounts required to be withheld by the Company under applicable law and all other deductions authorized by you.

7.   Non-Disparagement - You agree that throughout the remainder of your
     -----------------
     employment with the Company (including the Part-time Period) and thereafter, you will not disparage the Company, or its business, products or management, and that you will not otherwise do or say anything that could disrupt the good morale of Company employees or harm its business or reputation.

8.   Miscellaneous - This Agreement constitutes the entire agreement between you
     -------------
     and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, it being understood that the Non-Compete Agreement and all other agreements and plans relating to the securities of the Company shall, remain in full force and effect in accordance with their terms, except as expressly modified or amended by this Agreement.

     In accepting this offer, you represent that you have not relied on any agreements or representations, written or oral, express or implied, that are not set forth expressly in this letter, including, without limitation, prior discussions, understandings, or negotiations relating to any of the matters discussed herein

If you wish to accept this offer, please sign this letter in the space indicated below and return it to the Company no later than 5:00 p.m., December 28, 2001, whereupon this letter will become a binding agreement between you and the Company. This offer will expire if we have not received this letter signed by you within that time.

                                                Sincerely,

                                                DDi Corp.



                                                By: /s/ Bruce McMaster
                                                   -----------------------------
                                                        Bruce McMaster
                                                        Chief Executive Officer

Accepted and agreed:


/s/ Charles Dimick
---------------------------
Name: Charles Dimick
Date:

                                    EXHIBIT A



                                   NON-COMPETE
                        AND TECHNOLOGY TRANSFER AGREEMENT

     THIS NON-COMPETE AND TECHNOLOGY TRANSFER AGREEMENT ("Agreement") is between
                                                          ---------
Details Holdings Corp., a California corporation ("Details," and together with
                                                   -------
its subsidiaries and Affiliates, the "Company") and Charles D. Dimick ("Holder")
                                      -------                           ------
and is dated this 23rd day of July, 1998.

                                    RECITALS

     A.   The terms used in these Recitals have the definitions set forth in
Section 1.

     B. Holder is an equity holder of Dynamic Circuits, Inc., a Delaware corporation ("DCI"), and pursuant to the Stock Contribution and Merger
              ---
Agreement, (i) Holder is contributing a portion of his common stock of DCI ("DCI Common Stock") to Details in exchange for common stock of Details ("Details Common Stock") and options to acquire Details Common Stock, (ii) Holder will receive cash consideration for Holder's remaining DCI Common Stock as merger consideration in connection with the merger of Details Merger Corp. I with and into DCI and (iii) Holder's options to acquire DCI Common Stock (the "Options")
                                                                      -------
are being converted into options to acquire Details Common Stock and cash payments. A portion of the remaining shares of DCI Common Stock are being contributed to Details by the holders thereof, and the holders of the other portion of the remaining shares of DCI Common Stock will receive cash consideration for such shares as merger consideration in connection with the merger of Details Merger Corp. I and Details Merger Corp. II with and into DCI.

     C. DCI has developed certain inventions, innovations, formulas, processes and know-how relating to the manufacture of printed circuit boards.

     D. Holder is individually familiar with such inventions, innovations, formulas, processes and know-how and stands individually to benefit by the sale of his stock and conversion of his Options in DCI as described above.

     E. It is a condition to the consummation of the Stock Contribution and Merger Agreement that Holder enter into this Agreement.

     NOW, THEREFORE, in reliance on the foregoing recitals and in consideration for the monies paid pursuant to and covenants contained in the Stock Contribution and Merger Agreement (as defined below) and for the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    AGREEMENT

     1.   Definitions.
          -----------

          1.1   "Affiliates" shall mean all persons and entities directly or
                 ----------
indirectly controlled by Details, where control may be by management authority, equity interest or otherwise.

          1.2   "Closing Date" shall have the meaning set forth in the Stock
                 ------------
Contribution and Merger Agreement.

          1.3   "Confidential Information" shall mean proprietary techniques,
                 ------------------------
trade secrets and confidential information which the Company has developed or compiled. Confidential Information is to be broadly construed and includes all information developed or compiled by the Company which has or could have commercial value or other utility in the business in which the Company is engaged or in which it contemplates engaging or the unauthorized disclosure of which could be detrimental to the interests of the Company, whether or not such information is identified as confidential information by the Company. By example, and without limitation, Confidential Information includes any and all information compiled or developed by the Company concerning the printed circuit board manufacturing industry including without limitation, know-how, marketing plans, business plans, strategies, forecasts, unpublished financial statements, budgets, projections, personnel information, and customer and supplier identities, characteristics and agreements. Confidential Information shall not include information in the public domain which has not been wrongfully disclosed by Holder.

          1.4   "Conflicting Organization" shall mean any other electronic
                 ------------------------
component manufacturer which Holder knows or should have known is engaged in or intends to engage in the manufacture of products or the provision of services of the type which Holder knows or should have known is engaged in by the Company.

          1.5   "Innovations" shall mean products, discoveries, developments,
                 -----------
designs, innovations, improvements, inventions, formulas, processes, techniques, know-how and data (whether or not patentable, and whether or not at a commercial stage, or registrable under copyright or similar statutes) made, conceived, reduced to practice or learned by Holder (either alone or jointly with others) during the period of his equity ownership of DCI or its predecessor, or during the period of his employment with DCI or its predecessor to the date of this Agreement, that are related to or useful in the business of DCI as of the date of this Agreement or which result from tasks assigned to Holder by DCI or its predecessor or from the use of premises owned, leased or otherwise acquired by DCI or its predecessor.

          1.6   "Stock Contribution and Merger Agreement" means that certain
                 ---------------------------------------
Stock Contribution and Merger Agreement dated as of July 23, 1998 among Details, DCI, Holder, and others.

          1.7   "Value Added Assembly Business" shall mean contract
                 -----------------------------
manufacturing including without limitation, purchase and assembly (including final assembly), box build and shipping of electronic components (including printed circuit boards) for resale to third parties, but excluding back plane assembly.

     2.   Non-Competition.
          ---------------

          2.1   Non-Compete Agreement. Effective upon the Closing Date, except
                ---------------------
as permitted below, Holder agrees that he will not at any time within the period ending the later of (i) three (3) years after the Closing Date or (ii) one year after Holder's termination of employment with the Company, directly seek or obtain employment or consulting arrangements with any Conflicting Organization, or have any interest in any Conflicting Organization (whether as an officer, director, agent, security holder, partner, creditor, licensor, licensee, or otherwise) in any county, city, state or territory in the United States of America or in any foreign country; provided, however, that the restrictions on directly seeking employment set forth above shall expire on the date of termination of Holder's employment. It is the intent of the parties that this covenant have the maximum scope permitted by Section 16601 of the California Business and Professions Code. Nothing herein shall prohibit Holder's being an Owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded.

          2.2   Construction. The parties intend that the covenant contained in
                ------------
Section 2.1 shall be construed as a series of separate covenants, one for each county, city, state, territory and foreign country. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants included in this paragraph, then the unenforceable covenant shall be deemed eliminated (or modified as set forth below) from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If a court determines that any covenant is unenforceable because it is unconscionable or for any other reason, then the court may modify such covenants to make it enforceable.

          2.3   Injunctive Relief. The remedy at law for breach of this
                -----------------
non-compete covenant being inadequate, Holder understands, acknowledges and agrees that the Company shall be entitled, in addition to such other remedies they may have, to temporary and permanent injunctive relief for any breach or threatened breach of this non-compete covenant without proof of any actual damages that have been or may be caused to them by such breach.

         2.4   Exceptions to Noncompete. If, at any time during the term of this
               ------------------------
Agreement, any activity is removed from the restricted activities set forth in the noncompetition agreement (the "McMaster Noncompete") contained in the
                                   -------------------
employment agreement between Details and Bruce McMaster dated as of October 28, 1997 (as it may be amended, restated, replaced or otherwise modified from time to time), Section 2.1 shall automatically be deemed amended so as to permit Holder to engage in such activity without breaching this Agreement; provided, however, if the activity removed from the restricted activities set forth in the McMaster Noncompete relate to the design and engineering of printed circuit boards, Section 2.1 shall automatically be deemed amended so as to permit Holder to engage in the Value Added Assembly Business without breaching this Agreement.

         2.5   Non-Solicitation. During the term of Holder's employment by the
               ----------------
Company and for one (1) year thereafter, Holder shall not induce or attempt to induce any employee of the Company to leave the employ of the Company or hire any person who is an employee of the Company at the date of termination of Holder's employment by the Company or was an employee of the Company at any time during the twelve (12) months preceding the date of Holder's termination of employment with the Company; unless such employee receives approval for such employment from the Company, which approval shall not be unreasonably withheld.

     3.  Assignment of Innovations. Holder hereby assigns and agrees to assign
         -------------------------
his full right, title and interest to the Innovations to Details or its designated subsidiary. Holder agrees, at no charge to the Company, but at the Company's expense: (a) to sign and deliver to Details or its designated subsidiary such other documents as Details or its designated subsidiary considers desirable to evidence the assignment of all rights of Holder, if any, to the Innovations to Details or its designated subsidiary and the ownership of such Innovations by Details or its designated subsidiary and (b) to cooperate with Details or its designated subsidiary in performing any lawful act or signing any document which Details or its designated subsidiary in its sole judgment considers necessary to apply for, prosecute, obtain or enforce any patent, copyright, or other right or protection relating to any Innovation. In the event Details or its designated subsidiary are unable to secure Holder's signature on any such document, whether due to mental or physical incapacity or any other case, Holder hereby irrevocably designates and appoints each of Details, its subsidiaries and their duly authorized agents as his agent and attorney-in-fact, to act for and in his behalf and stead, for the limited purpose of executing and filing any such document and doing all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights, or other protections with the same force and effect as if executed and delivered by the Holder. This power of attorney shall not be affected by subsequent incapacity of the principal.

     4.  Labor Code Section 2870. Holder acknowledges receipt of a copy of
         -----------------------
Section 2870 of the California Labor Code. Holder acknowledges that it is Holder's intent to assign and to offer to assign all of his rights to Innovations to Details or its designated subsidiary, Holder intends to assign or to offer to assign all Innovations to which such Section 2870 might otherwise apply.

     5.  Protection of Confidential Information. Holder agrees that he will hold
         --------------------------------------
in trust, keep confidential and not divulge, communicate, use to the determinant of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information. Holder acknowledges and agrees that any Confidential Information he has acquired was received in confidence and as a fiduciary of the Company.

     6.  Miscellaneous.
         -------------

         6.1  Governing Laws. It is the intention of the parties hereto that the
              --------------
internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby agree that any suit to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between any of the parties hereto shall be brought in the United States District Court for the Northern District of California or the Superior or Municipal court in and for the County of Santa Clara, California. Each party hereby agrees that such courts shall have in personam jurisdiction with respect
                                          -----------
to such party, and each party hereby submits to the in personam jurisdiction of
                                                    -----------
such courts.

         6.2  Binding upon Successors and Assigns. Subject to, and unless
              -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

         6.3  Severability. If any provision of this Agreement, or the
              ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         6.4  Entire Agreement. This Agreement, the exhibits hereto, the
              ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto and their affiliates with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understanding, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including but not limited to the Non-Compete and Technology Transfer Agreement dated as of August 19, 1996 among Celerity Circuits, L.L.C., DCI and the Holder, as modified through the date hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         6.5   Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

         6.6   Other Remedies. Any and all remedies herein expressly conferred
               --------------
upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         6.7   Amendment and Waivers. Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         6.8   No Waive. The failure of any party to enforce any of the
               --------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         6.9   Attorneys' Fees. Should suit be brought to enforce or interpret
               ---------------
any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorney's fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

         6.10  Notices. Whenever any party hereto desires or is required to give
               -------
any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, addressed as follows:

         If to Details:                    Details Holdings Corp.
                                           1231 Simon Circle
                                           Anaheim, CA 92806
                                           Attention: President
         with a copy to:                  Dynamic Circuits, Inc.
                                          1831 Tarob Court
                                          Milpitas, CA 95035
                                          Attention: President

                                          and

                                          Ropes & Gray
                                          One International Place
                                          Boston, MA 02110
                                          Attention: Alfred O. Rose, Esq.

         If to Holder:                    Mr. Charles D. Dimick
                                          P.O. Box 7911
                                          Incline Village, NV 89452

                                                 or

                                          for Overnight/Messenger delivery:
                                          794 Ida Court
                                          Incline Village, NV 89451

         with a copy to:                  Paul, Hastings, Janofsky & Walker LLP
                                          399 Park Avenue
                                          New York, NY 10022
                                          Attn: William F. Schwitter, Esq.

     Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail to the address set forth above, they shall be effective five (5) days after being deposited in the United States mail. Any party may change its address for such communications by given notice thereof to the other party in conformity with this Section.

         6.11  Construction of Agreement. This Agreement has been negotiated by
               -------------------------
the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

         6.12  Pronouns. All pronouns and any variations thereof shall be deemed
               --------
to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         6.13  Further Assurances. Each party agrees to cooperate fully with the
               ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party, to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                                                  [Dimick Non-Compete Agreement]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

HOLDER:                                 DETAILS:

/s/ Charles D. Dimick                   Details Holding Corp.
----------------------------
Charles D. Dimick
                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                           ------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT "A"

                    SECTION 2870 OF THE CALIFORNIA LABOR CODE


         "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual and demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to the extent against the public policy of this state and is to that extent void and unenforceable."

                                                                          Page 1
                                   EXHIBIT B

                             Dynamic Details, Inc.

                    OPTIONEE ACTIVITY for Charles D. Dimick

       All Types - All Plans, All Grants, As Of Thursday, September 6, 2001

                                                                                                                      Expired,
Option Holder Name                       Grant                                                         Subject to    Cancelled
Plan / Next Vest    Grant No.   Type     Date         Shares       Price        Vested     Exercised   Repurchase    or Amended
------------------  ---------   ----    ------        -------     --------    ----------  ------------ -----------  ------------
Dimick, Charles D.  (Tex ID:###-##-####) - Section 16
P.O. Box 7911
? NV 89452
                      DCI96A-9   NQ    07/23/98      11,548.0    $     0.56   11,548.0          0.0           0            0.0
DCI 96 / Fully Vested
                     DCI96B-25   NQ    07/23/98       5,972.0    $    21.79    5,972.0          0.0           0            0.0
DCI 96 / Fully Vested
                     DCI96L-34   NQ    07/23/98     142,725.0    $   0.0296  142,725.0          0.0           0            0.0
DCI 96 / Fully Vested
                      2KEIPC-4  ISO    04/14/00      27,676.0    $    14.00    7,142.0          0.0           0            0.0
2K EIP / Next Vest:  7,142 - 04/14/02
                     2KEIPC-4A   NQ    04/14/00      22,324.0    $    34.00    5,358.0          0.0           0            0.0
2K EIP / Next Vest:  5,358 - 04/14/02
                     2KEIPD569  ISO    04/25/00       1,041.0    $    12.00        0.0          0.0           0            0.0
2K EIP / Next Vest:  1,041 - 01/25/04
                    2KEIPD569A   NQ    04/25/00      44,959.0    $    12.00   11,500.0          0.0           0            0.0
2K EIP / Next Vest: 11,500 - 04/25/02
                       2K-1026  ISO    04/17/01       5,793.0    $    17.26        0.0          0.0           0            0.0
2K EIP / Next Vest:  5,000 - 01/17/05
                      2K-1026A   NQ    04/17/01      74,207.0    $    17.26        0.0          0.0           0            0.0
2K EIP / Next Vest: 20,000 - 04/17/02
                                                  ------------   ----------   ----------    ---------     ---------   ----------
                                                    336,245.0   ($8.2488109) 184,245.0          0.0           0            0.0


Option Holder Name                        Grant                      Outstanding  Outstanding
Plan / Next Vest     Grant No.  Type      Date         Outstanding    Un-Vested   Exercisable
------------------   ---------  ----     ------       ------------- ------------- -----------
Dimick, Charles D.  (Tex ID:###-##-####) - Section 16
P.O. Box 7911
? NV 89452
                      DCI96A-9   NQ      07/23/98         11,548.0        0.0      11,548
DCI 96 / Fully Vested
                     DCI96B-25   NQ      07/23/98          5,972.0        0.0       5,972
DCI 96 / Fully Vested
                     DCI96L-34   NQ      07/23/98        142,725.0        0.0     142,725
DCI 96 / Fully Vested
                      2KEIPC-4  ISO      04/14/00         27,576.0   20,534.0       7,142
2K EIP / Next Vest:  7,142 - 04/14/02
                     2KEIPC-4A   NQ      04/14/00         22,324.0   16,966.0       5,358
2K EIP / Next Vest:  5,358 - 04/14/02
                     2KEIPD569  ISO      04/25/00          1,041.0    1,041.0           0
2K EIP / Next Vest:  1,041 - 01/25/04
                    2KEIPD569A   NQ      04/25/00         44,959.0   33,459.0      11,500
2K EIP / Next Vest: 11,500 - 04/25/02
                       2K-1026  ISO      04/17/01          5,793.0    5,793.0           0
2K EIP / Next Vest:  5,000 - 01/17/05
                      2K-1026A   NQ      04/17/01         74,207.0   74,207.0           0
2K EIP / Next Vest: 20,000 - 04/17/02
                                                      ------------ ----------   ---------
                                                         336,245.0  152,000.0     184,245

--------------------------------------------------------------------------------
If your employment is terminated, Outstanding Un-Vested shares as of the date of termination are automatically cancelled.
If you have more than one grant, numbers in brackets {} represent Weighted Average Price per Share.


Warrants - 26,575 at $21.79 per share - all of which are exercisable as of 4/11/00 - expire 7/23/08